As filed with the Securities and
                    Exchange Commission on February 28, 2000
                               File No. 000-20786


                        SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             Registration Statement
                        Under the Securities Act of 1933


                          LEAPFROG SMART PRODUCTS, INC.
               (Exact Name of Registrant as Specified in its Charter)

                 1999-2000 Consultation Services Compensation Plan
                      1999-2000 Incentive Stock Option Plan
                              (Full name of the plan)


     COLORADO              000-20786                     84-1076959
     ---------             ------------                  ----------
     (State of             (Commission File No.)         (IRS Employer ID No.)
     Incorporation)


                          1011 Maitland Center Commons
                                Maitland FL  32751
                                   407-838-0400
                --------------------------------------------------
                    (Address of Principal Executive Offices)


                              NADEAU & SIMMONS, P.C.
                             1250 TURKS HEAD BUILDING
                              PROVIDENCE, RI  02903
                                   401-272-5800
                ---------------------------------------------------
                     (Name and Address of agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line:

     [X]

CALCULATION OF REGISTRATION FEE

               Proposed(1)(2)Proposed(2)(3)

Title of      Maximum           Maximum
Securities    Amount            Offering       Aggregate     Amount of
to be         to be             Price          Offering      Registration
Registered    Registered(4)     Per Share      Price         Fee (3)
--------------------------------------------------------------------------------

Common Stock  860,716           $1.00          $860,716      $297.00


(1) The securities registered hereunder are shares of the registrant's common stock, $.001 par value.

(2)   Estimated for purpose of calculating the registration fee.

(3) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended, and based upon the book value of the Registrant's Common
      Stock on a date within five (5) days prior to the date of filing of this Registration Statement.

(4) Shares of the registrant's common stock issuable to consultants and advisors under the registrant's 1999-2000 Consultation Services Compensation Plan and Incentive Stock Option Plan.



            ------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

            ------------------------------------------------------

THIS FORM S-8 AND OTHER STATEMENTS ISSUED OR MADE FROM TIME TO TIME BY LEAPFROG SMART PRODUCTS, INC. (HEREINAFTER REFERRED TO AS "LEAPFROG" AND/OR "COMPANY" AND/OR "REGISTRANT") OR ITS REPRESENTATIVES CONTAIN STATEMENTS WHICH MAY CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

FIFTEEN U.S.C.A. SECTIONS 77Z-2 AND 78U-5 (SUPP. 1996). THOSE STATEMENTS INCLUDE STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF LEAPFROG AND MEMBERS OF ITS MANAGEMENT TEAM AS WELL AS THE ASSUMPTIONS ON WHICH SUCH STATEMENTS ARE BASED.

PROSPECTIVE INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY SUCH FORWARD-LOOKING STATEMENTS. IMPORTANT FACTORS CURRENTLY KNOWN TO MANAGEMENT THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD-LOOKING STATEMENTS ARE SET FORTH IN THE SAFE HARBOR COMPLIANCE STATEMENT FOR FORWARD-LOOKING STATEMENTS INCLUDED AS EXHIBIT 99.1 TO THIS FORM S-8, AND ARE HEREBY INCORPORATED HEREIN BY REFERENCE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE FORWARD-LOOKING STATEMENTS TO REFLECT CHANGED ASSUMPTIONS, THE OCCURRENCE OF UNANTICIPATED EVENTS OR CHANGES TO FUTURE OPERATING RESULTS OVER TIME.


                                   PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I is included in documents sent or given to participants in the 1999-2000 Consultation Services Compensation Plan pursuant to Rule 428(b)(1).



                                  PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents are following by reference into the registration statement:

(a)-1. The Company's Definitive Schedule 14C, Information Statement, filed January 18, 2000;

          The Predecessor Company's ("Albara Corporation") Form 10QSB, filed November 16, 1999 for the quarter ending September 30, 1999;

          Albara Corporation's Form 8-K, filed November 4, 1999;

          Albara Corporation's Form 8-K, filed September 7, 1999;

          Albara Corporation's Form 10-QSB, filed August 12, 1999 for the quarter ending June 30, 1999;

          Albara Corporation's Form 10-KSB, filed June 10, 1999; and

          all other reports filed pursuant to section 13(a) or 15(d) since the end of the year covered by the above annual reports.

(a)-2. All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

(a)-3 The description of the Company's common stock which is contained in the Definitive Schedule 14C, Information Statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description.


ITEM 4.     DESCRIPTION OF SECURITIES

Common Stock:

Securities are registered under Section 12(g) of the Exchange Act.


ITEM 5.     INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock to be issued pursuant to this registration statement will be passed upon by Nadeau & Simmons, P.C.


ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act (the "Act") provides that a corporation may indemnify a director or officer of the corporation and to purchase and maintain liability insurance for those persons as, and to the extent permitted by the Act.

The Company's Bylaws limits directors' liability for monetary damages for breaches of their duties of care owed the Company to the fullest extent permitted by Colorado law.

Article 109 of the Colorado Business Corporation Act: (i) gives Colorado corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys fees) judgments, fines and other amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits, or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; (ii) gives an officer or director who successfully defends an action the right to be so indemnified; and
(iii) permits a corporation to buy directors' and officers' liability insurance.

As permitted by Colorado law, the Registrant's Articles of Incorporation provide that the Registrant will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct. The Registrant's Articles of Incorporation also exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts which constitute improper distributions to shareholders in violation of Section 7-106-401 of the Colorado Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right which a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

Does not apply.


PART III


ITEM 8.EXHIBITS

                               EXHIBIT INDEX


      Exhibit No.           Exhibit

x     3(a)                  Articles of Incorporation

x     3(b)                  Bylaws

#     4(a)                  Agreements Defining Certain Rights of Shareholders

#     4(b)                  Specimen Stock Certificate

x     5.1                   Opinion of Nadeau & Simmons, P.C. regarding the
                            legality of the securities being offered hereby.

      7                     Not applicable

      9                     Not applicable

#     10(a)                 Pre-incorporation Consultation and Subscription
                            Agreement

x     10.1                  Consultation Services Agreement


      Exhibit No.           Exhibit

x     10.2                  Legal Services Engagement Agreement

      11                    Not applicable

      14                    Not applicable

      16                    Not applicable

      21                    Not applicable

x     23.1                  Consent of Counsel
                            (contained in Exhibit 5.1)

#     24.1                  Consent of CPA.

      27                    Financial Data Schedule

      28                    Not applicable

#     99.1                  Safe Harbor Compliance Statement
____________________________

x     filed herewith

# incorporated herein by reference from Registrant's Definitive Information Statement, filed on Schedule 14C on January 18, 2000.


ITEM 9.     UNDERTAKINGS

The undersigned hereby undertakes:

(1)(a) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(a)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(1)(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(2) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

(3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act pursuant to section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial benefit offering thereof.

(4) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Maitland, Florida, on the 28th day of February, 2000.


LEAPFROG SMART PRODUCTS, INC.

By:  /s/ Randolph Tucker

________________________________
RANDOLPH TUCKER
CEO

Date: February 28, 2000


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                Title                         Date

/s/Randolph Tucker       CEO                           February 28, 2000
                         & Director



                           POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Randolph Tucker, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                   TITLE                          DATE
----------------            ---------------                --------------

/s/ Dale Grogan

DALE GROGAN                 President                      February 28, 2000

/s/ Jim Grebey

JAMES GREBEY                Vice President                 February 28, 2000

/s/ Jim Gornto

JAMES GORNTO                Secretary                      February 28, 2000




                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                          --------------------------

                                   EXHIBITS

                                      TO

                                   FORM S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          ---------------------------


                         LEAPFROG SMART PRODUCTS, INC.


                                EXHIBIT INDEX

      Exhibit No.        Exhibit

#     3(a)               Articles of Incorporation

#     3(b)               Bylaws

#     4(a)               Agreements Defining Certain Rights of Shareholders

#     4(b)               Specimen Stock Certificate

x     5.1                Opinion of Nadeau & Simmons, P.C. regarding the
                         legality of the securities being offered hereby.

      7                  Not applicable

      9                  Not applicable

#     10(a)              Pre-incorporation Consultation and Subscription
                         Agreement

x     10.1               Consultation Services Agreement

      Exhibit No.        Exhibit

x     10.2               Legal Services Engagement Agreement

      11                 Not applicable

      14                 Not applicable

      16                 Not applicable

      21                 Not applicable

x     23.1               Consent of Counsel
                         (contained in Exhibit 5.1)

#     24.1               Consent of CPA.

      27                 Financial Data Schedule

      28                 Not applicable

#     99.1               Safe Harbor Compliance Statement
____________________________

x     filed herewith

# incorporated herein by reference from Registrant's Definitive Information Statement, filed on Schedule 14C on January 18, 2000.